UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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AGERE SYSTEMS INC.
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On December 11, 2006, the following letter was sent to employees of Agere Systems Inc. from Abhi Talwalkar, President and Chief Executive Officer of LSI Logic Corporation:

December 11, 2006

Agere Team,

I thought I would drop you all a note to touch base on the events of last week, impressions from my visit to Allentown and responses to some of the feedback I am hearing through various channels. I will, in advance, apologize for the length of my letter, but we have a lot to talk about!

First of all, thank you very much for hosting me in Allentown last Monday. I’m sorry I couldn’t stay longer and hold some smaller group forums to get to know more people and have an opportunity for more intimate discussions and feedback. But Rick and I had to return to New York to host additional investor meetings that night. Both of us, aided by a great team (from Agere -- Peter Kelly and Sujal Shah; from LSI -- Phil Brace, Bryon Look, Tom Tran; and Morgan Stanley) have been hitting the pavement non-stop over the past week to convey the strong merits of the combination to analysts and our investors.

It’s critical at this early stage that this set of constituencies fully appreciate the strategic rationale Rick and I, along with our respective boards, see in this combination. For the most part, the reception has been very positive, especially for those that either know both Agere and LSI well or have a good understanding of the industry’s current state and need for scale (e.g., Morgan Stanley’s well regarded analyst Mark Edelstone). Many of our respective shareholders have told us that they have bought LSI stock since our visits with them, and this is a strong endorsement of the future prospects of the new company we will create together.

I really want to emphasize the word “together.” This is not about LSI acquiring Agere. It is about “joining forces” to measurably change the risk/reward profile of our respective trajectories, greatly improve our competitive posture and position the new company to be a major force and thought leader in the industry for a very long time -- something that neither of us could say with the same level of confidence and conviction independently.

I know there is the likely sense or feeling that this was an acquisition -- why did Agere do this now when things were going so well? I fully appreciate this very natural reaction. Agere has done a fantastic job over the past 15 months in driving its transformation, improving profitability and delivering fantastic shareholder value! The entire Agere team deserves great credit for your accomplishments. I know for a fact that your shareholders, especially the largest ones, applaud you for the results you have delivered.

Some of you may be asking why the LSI name was chosen and not a new one to reflect the notion that we are “joining forces” to create a new company. Well, if “brand equity” was not important for the new company or the cost of establishing brand equity not extremely high, we could have considered a new name for this great combination of equally strong and proud companies, ready to move ahead together in building new opportunities. I know it is very early in the process for me to ask for your trust on the sentiment of doing this “together,” but hopefully I can earn it over time. We at LSI need Agere as much as Agere needs LSI to better position ourselves to win in the market.

I also want you all to recognize that LSI has had a pretty good 15 months as well, and we have undergone a similar set of changes from strategy to new leadership to some very tough decisions (product cancellations, force reductions, etc.). Through the process, we have become a much stronger, more focused competitor. The market has rewarded LSI, like Agere, for its transformation as well. Our stock was one of the highest performing stocks year to date vs. our storage and consumer peer group, and since last summer our stock has had impressive gains of nearly 70 percent.

Now, we have our challenges as well like any other company given the competitive environment we face today.  I know that together we have a terrific opportunity ahead of us. We are well positioned to build multiple “franchises” in the marketplace where we can drive sustained differentiation and customer value that positions us to grow and ultimately enables us to return sustained shareholder value. Together we have a great opportunity to build a strong company that is highly valued and recognized for thought leadership in its chosen markets!

I do know there is some anxiety in the Agere employee base, as well as with LSI employees, about the go-forward leadership team for the new company. Rick and I are working on this diligently, using criteria that focus on a good blend of management teams, integration success, flawless product and manufacturing execution, and exceptional customer support. Rick and I are committed to giving you visibility into as many decisions as possible as soon as possible.

I also heard some concerns about my comments on using consultants. To clarify, my objectives are purely to use consultants on an advisory level. The actual planning and execution of the integration plan will be done by our leadership team and our own employees who are best situated to do so. You will hear more on this process in the coming weeks and months.

I hope all of you are as excited as I am about our future together. I look forward to the opportunity to get to know more of the Agere team, values and culture over the coming months.

Thank you,

Abhi

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction between Agere Systems Inc. ("Agere") and LSI Logic Corporation ("LSI"). In connection with the proposed transaction, Agere and LSI intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by LSI with the SEC of a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the shares of LSI common stock to be issued in the merger, and LSI and Agere plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus relating to the proposed transaction. THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT LSI, AGERE, THE TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by LSI and Agere through the website maintained by the SEC at http://www.sec.gov. In addition, free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents will also be available when they become available on the Agere website at http://www.agere.comwww.agere.com and on the LSI website at http://www.lsi.com. The Registration Statement, the Joint Proxy Statement/Prospectus and other relevant documents may also be obtained free of charge from Agere by directing such request to Investor Relations, Agere Systems Inc., 1110 American Parkway N.E., Allentown Pennsylvania 18109 and from LSI by directing such request to Investor Relations, LSI Logic Corporation, 1621 Barber Lane, Milpitas, California 95035. The contents of the websites referenced above are not deemed to be incorporated by reference into the Registration Statement or the Joint Proxy Statement/Prospectus. Agere, LSI and their respective officers, directors and employees may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the proposed transaction. Information regarding the interests of these officers, directors and employees in the proposed transaction will be included in the Joint Proxy Statement/Prospectus.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about future financial and operating results; benefits of the transaction to customers, shareholders and employees; potential synergies and cost savings resulting from the transaction; the ability of the combined company to drive growth and expand customer and partner relationships and other statements regarding the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if LSI and Agere do not each receive required shareholder approval or the parties fail to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which LSI or Agere expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the LSI and Agere shareholders to approve the proposed merger; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of LSI and Agere generally, including those set forth in the filings of LSI and Agere with the Securities and Exchange Commission, especially in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. LSI and Agere are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events, or otherwise.